EXHIBIT 5.1

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November 7, 2025	Düsseldorf	San Diego
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Aehr Test Systems

400 Kato Terrace

Fremont, California 94539

Re:	Registration Statement on Form S-8

To the addressee set forth above:

We have acted as special counsel to Aehr Test Systems, a California corporation (the “Company”), in connection with the registration by the Company of (i) 300,000 shares of common stock (the “2006 ESPP Shares”) of the Company, par value $0.01 per share (“Common Stock”), issuable under the Company’s Amended and Restated 2006 Employee Stock Purchase Plan (the “2006 ESPP”) and (ii) 2,500,000 shares (together with the 2006 ESPP Shares, the “Shares”) of Common Stock, issuable under the Company’s 2023 Equity Incentive Plan (the 2023 Equity Incentive Plan and the 2006 ESPP, each a “Plan”).

The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2025 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of California (the “CGCL”), and we express no opinion with respect to any other laws.

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November 7, 2025 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, or certificates representing the Shares have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the applicable Plan, assuming in each case that the individual issuances, grants or awards under the applicable Plan are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the applicable Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the CGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP

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